UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2023

Meta Materials Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Research Drive

Dartmouth, Nova Scotia, Canada B2Y 4M9

(Address of principal executive offices, including zip code)

(902) 482-5729

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

SEC Investigation

On July 20, 2023, the enforcement staff of the Securities and Exchange Commission (the “SEC”) provided Meta Materials, Inc. (the “Company”), a former Chief Executive Officer of the Company, John Brda, and the Company’s Chief Executive Officer, George Palikaras, with “Wells Notices” relating to a previously disclosed SEC investigation (the “Investigation”) into, among other things, the merger involving Torchlight Energy Resources, Inc. and Metamaterial Inc. The Wells Notices each state that the SEC staff has made a preliminary determination to recommend that the SEC file a civil enforcement action against the recipients alleging violations of certain provisions of the U.S. federal securities laws. Specifically, the Wells Notice received by the Company states that the proposed action would allege violations of Section 17(a) of the Securities Act; Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Exchange Act of 1934 and Rules 10b-5 and 14a-9 thereunder; and Regulation FD.

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. It allows the recipients the opportunity to address the issues raised by the enforcement staff before a decision is made by the SEC on whether to authorize any enforcement action. If the SEC were to authorize an action against the Company and/or any of the individuals, it could seek an injunction against future violations of provisions of the federal securities laws, the imposition of civil monetary penalties, and other equitable relief within the SEC’s authority. The SEC could also seek an order barring the individuals from serving as an officer or director of a public company. In addition, the SEC could seek disgorgement of an amount that may exceed the Company’s ability to pay.

The results of the Investigation and the Wells Notice process and any corresponding enforcement action against the Company or any of the individuals discussed above, and the costs, timing and other potential consequences of responding and complying therewith, including any indemnification obligations of the Company, are unknown at this time.

The Company’s Board of Directors is reviewing the Wells Notices but has not yet determined its next course of action regarding the Wells Notices.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. These statements include, but are not limited to, the impacts of any proceeding that may be commenced by the SEC relating to the Wells Notices, the costs associated with any such proceedings and the exposure to judgments, fines, settlements and other costs and liabilities related to any such proceeding, the potential effects of the commencement, pendency and/or outcome of any such proceeding on the Company’s business and its relations with its employees, customers, partners and other stakeholders, and such other risks and uncertainties described more fully in documents filed with or furnished to the U.S. Securities and Exchange Commission by Meta Materials, Inc., including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2022 filed on March 23, 2023 and further amended on March 24, 2023 and May 1, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 12, 2023. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All information provided in this Current Report on Form 8-K is as of July 25, 2023, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

/s/ Uzi Sasson
Uzi Sasson
Chief Financial Officer

Date: July 25, 2023